Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Anne Lloyd
Executive Vice President and CFO
(919) 783-4660
www.martinmarietta.com

MARTIN MARIETTA COMPLETES DIVESTITURES

RALEIGH, North Carolina (August 18, 2014) – Martin Marietta Materials, Inc. (NYSE:MLM) announced today it has completed the divestitures required pursuant to a consent decree that was a condition of the Department of Justice’s clearance of Martin Marietta’s acquisition of Texas Industries, Inc., which closed on July 1, 2014.

Martin Marietta sold to Vulcan Materials one quarry in Oklahoma and two rail yards in Dallas, Texas for cash and real property.

Martin Marietta, an American company and a member of the S&P 500 Index, is a leading supplier of aggregates and heavy building materials, with operations spanning 36 states, Canada and the Caribbean, and dedicated teams transforming more than 100 years of irreplaceable natural resources into the roads, sidewalks and foundations on which we live.  Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.